                                                                    Exhibit 10.5



                       AMENDMENT TO TAX SHARING AGREEMENT

         AMENDMENT TO TAX SHARING AGREEMENT dated June 25, 2000, among Nabisco Group Holdings Corp. (formerly named RJR Nabisco Holdings Corp.), a Delaware corporation (together with its successors, "Holdings"), R.J. Reynolds Tobacco Holdings, Inc. (formerly named RJR Nabisco, Inc.), a Delaware corporation (together with its successors, "RJRN"), Nabisco Holdings Corp., a Delaware corporation (together with its successors, "Nabisco"), and R. J. Reynolds Tobacco Company, a New Jersey corporation (together with its successors, "RJRT").

                                    RECITALS

         WHEREAS, the parties to this agreement entered into a Tax Sharing Agreement, dated as of June 14, 1999, setting forth the rights and obligations of Nabisco and the other members of the Nabisco Tax Group, RJRN and the other members of the RJRN Tax Group, and Holdings with respect to the handling and allocation of certain federal, state, local and other taxes incurred in Taxable periods beginning prior to the Distribution Date, and various other tax matters; and

         WHEREAS, the parties have determined that clarification is required to certain provisions of the Tax Sharing Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

         The terms as defined in the Tax Sharing Agreement have the same meaning in this Amendment to Tax Sharing Agreement.

                                   ARTICLE II

         A new sentence is added at the end of Section 4.06 of the Tax Sharing Agreement to read as follows:

Each of Sutherland Asbill & Brennan LLP, Jones, Day, Reavis & Pogue and Miller & Chevalier shall be considered an independent counsel, nationally recognized as an expert in Federal Tax matters, that is acceptable to the parties to this Agreement.

                                   ARTICLE III

         A new Section 4.07 of the Tax Sharing Agreement is added to read as follows:

         Section 4.07. CERTAIN PERMITTED TRANSACTIONS. A liquidation, merger or consolidation of Nabisco or Nabisco, Inc. with or into the entity that is its parent prior to such transaction, or with or into any affiliate of such parent, shall not be treated as a transaction that is inconsistent with, or that breaches, the representations set forth in Section 4.02 of this Agreement or the covenants set forth in Section 4.05 of this Agreement.

                                   ARTICLE IV

         Section 7.01(a)(iii) of the Tax Sharing Agreement is amended to read as follows:

         (iii) any tax liability of any member of the RJRN Tax Group resulting from the existence of any excess loss accounts or deferred intercompany gains (other than any deferred intercompany gains with respect to the stock of Nabisco arising as a result of the Internal Distribution) immediately before the Distribution,

                                    ARTICLE V

         A new Section 7.01(e) of the Tax Sharing Agreement is added to read as follows:

         (e) For the avoidance of doubt, notwithstanding any other provision of this Agreement, the RJRN Tax Group shall not be obligated to indemnify Holdings, Nabisco, Nabisco, Inc. and the other members of the Nabisco Tax Group against the imposition of tax on gain with respect to the stock of Nabisco arising as a result of the Internal Distribution or gain with respect to the stock of RJRN arising as a result of the Distribution, in each case under Section 311(b) or under Section 355 of the Code except to the extent the Internal Distribution or the Distribution is taxable by reason of a breach by RJRN or any other member of the RJRN Tax Group of any representation or covenant made by any member of the RJRN Tax Group in this Agreement.

                                   ARTICLE VI

         A new Section 7.08 of the Tax Sharing Agreement is added to read as follows:

         Section 7.08. ADDITIONAL ARRANGEMENTS BETWEEN HOLDINGS AND NABISCO. Notwithstanding any other provision of this Agreement, (i) Holdings shall notify Nabisco of any audit or other proceeding (A) which could give rise to liability for, or an obligation on the part of any member of the Nabisco Tax Group to indemnify for, Taxes or (B) which could materially affect any member of the Nabisco Tax Group in any taxable year, whether ending before, on or after the Nabisco Deconsolidation, (ii) Nabisco shall have a right to participate with its own counsel and at its own expense in any such audit or proceeding, and (iii) Holdings and Nabisco shall submit any dispute relating to the conduct or settlement of such audit or proceeding or to the interpretation and application of this Agreement (including, without limitation, any dispute as to a party's responsibility for the payment of Taxes, for the indemnification of Taxes, or with respect to any item which could materially affect any member of the Nabisco Tax Group in any taxable year, whether ending before, on or after the Nabisco Deconsolidation) to binding, third-party arbitration.

                                   ARTICLE VII

         A new sentence is added at the end of Section 11.02 of the Tax Sharing Agreement to read as follows:

To the extent that Section 7.08 applies to a disagreement or dispute (or a portion thereof), Section 7.08 shall govern such disagreement or dispute (or such portion) notwithstanding anything in this Section 11.02 to the contrary.

                                  ARTICLE VIII

         This amendment shall be effective as if originally included in the Tax Sharing Agreement.

         IN WITNESS WHEREOF, the parties to this Amendment to Tax Sharing Agreement have caused this Amendment to Tax Sharing Agreement to be duly executed by their respective authorized officers as of the date first above written.

                         NABISCO GROUP HOLDINGS CORP.


                         By  /s/ James A. Kirkman
                             ---------------------------------------------------
                             Name: James A. Kirkman III
                             Title: Senior Vice President, General Counsel and
                                          Secretary



                         R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                         By  /s/ Charles A. Blixt
                             ---------------------------------------------------
                             Name: Charles A. Blixt
                             Title: Executive Vice President and General
                                          Counsel



                          NABISCO HOLDINGS CORP.


                          By  /s/ James A. Kirkman
                              --------------------------------------------------
                              Name: James A. Kirkman III
                              Title: Executive Vice President, General Counsel
                                           and Secretary



                          R. J. REYNOLDS TOBACCO COMPANY


                          By      /s/ Charles A. Blixt
                              --------------------------------------------------
                              Name: Charles A. Blixt
                              Title: Executive Vice President and General
                                           Counsel